                                                                     EXHIBIT 4.5

                             LESSEE CHANGE AGREEMENT

                          (CONTRACT NO: HU ZI NO. 0713)

Lessor (Party A): Zhang Ling

Original Lessee (Party B): Shanghai Qianjin Culture Communication Co., Ltd.

Guarantor (Party C): Qianjin Network Information Technology (Shanghai) Co., Ltd.

Current Lessee (Party D): Shanghai Cheng An Human Resources Co., Ltd.

            On March 11, 2005, Party A, B and C entered into Building Lease Contract (Contract No: Hu Zi No. 0311), in which Party B agreed to lease Party A's office premise at the eighth floor, 755 Weihai Rd, Shanghai.

            Party B, Party C and Party D have together delivered a request to Party A that, beginning August 1, 2005, the obligation of original Hu Zi Contract No. 0311 (hereinafter referred to as the "Original Contract") shall be transferred from Party B to Party D and Party D, on Party B's behalf, shall perform the terms, obligations and duties of the Original Contract.

            Party B and Party C shall be liable for Party D's performance of the duties and responsibilities of the Original Contract.

            Having considered the good cooperation between the Parties, Party A has agreed to the above request from Party B, Party C and Party D.

            Before July 20, 2005, Party D paid rent of 307330 yuan for the month of August and Party A has provided an official receipt. Party D has given Party B a deposit on the lease of four hundred thousand yuan. Party A has received Party D's deposit and has returned Party B's deposit. At the same time, Party B has returned Party A's receipt for the deposit and Party A has provided Party D with a new receipt.

            Other than the above amendment to the Original Contract, all other terms of the Original Contract are unchanged and in force under law.

            There are eight counterparts of this amendment. Party A, Party B, Party C and Party shall each hold two counterparts.

Lessor (Party A):  Zhang Ling

Legal Representative:

Original Lessee (Party B):  Shanghai Qianjin Culture Communication Co., Ltd.

Legal Representative:

Guarantor (Party C): Qianjin Network Information Technology (Shanghai) Co., Ltd.

Legal Representative:

Current Lessee (Party D):  Shanghai Cheng An Human Resources Co., Ltd.

Legal Representative:

                                                   Contract Date: July 2005

                             BUILDING LEASE CONTRACT

                          (CONTRACT NO: HU ZI NO. 0311)

Lessor (Party A): Zhang Ling

Lessee (Party B): Shanghai Qianjin Culture Communication Co., Ltd.

Guarantor (Party C): Qianjin Network Information Technology (Shanghai) Co., Ltd.

            Party A, Party B and Party C hereby enter into this Contract with respect to the leasing by Party B of the building premise that Party A may lease legally after reaching an agreement through consultation on the basis of equality, willingness, fairness and good faith, and in accordance with Contract Law of the People's Republic of China and Rules on Leasing of Buildings in Shanghai City (hereinafter referred to as the "Rules"). Party C acts as Party B's holding company and shall be liable for Party B's performance of the duties and responsibilities of this Contract.

            Section I. Details of the Building to be Leased:

      1. As the title owner of such premise (see Annex 1), Party A hereby enters into a lease relationship with Party B. The building premise and auxiliary facilities to be leased to Party B by Party A (see Annex 2, the area within the red lines) is located at the eighth floor, 755 Weihai Rd, Wenxin Newspaper Plaza, Shanghai. The as-measured floorage of such building premise for private use is 2192.06 square meters and public use is 734.9 square meters for a total floorage 2926.96 square meters. The premise, in connection of usage, is a building premise used for office work, and, in connection of type, is an office premise. The structure of the premise is _______.

      2. The areas for public use or sharing, conditions and requirements are subject to the rules of the property management. Party A has clearly informed Party B regarding the conditions of existing decoration, auxiliary facilities, and equipment.

            Section II. Purpose of the Lease

      3. Party B hereby covenants to Party A that such leased premise shall be used as office space, and that it will not perform any illegal activities. Party B will not use the premise for purposes other than as set forth above without the written consent of Party B and the approval by relevant authorities.

      4. The leased premise cannot be used for the production, storage or sale of chemical, explosive and poisonous products.

            Section III. Leased Building Premise Transfer Conditions

      5. Party A and Party B or their representatives agree that the signed building contract includes the following Annexes: Annex 2, the area of this leased premise is within the red lines of the building layout; Annex 3, a schedule detailing existing decoration, auxiliary facilities, and equipment; and Annex 4, a schedule beginning meter readings of water, electricity and gas use. By its signature, Party A transfers the premise to Party B. At the end of this Contract, Party B shall return the premise to Party A according to the conditions of Annexes 2 to 4.

      6. The premise returned by Party B shall be under a condition after ordinary use. It shall be inspected and accepted by Party A. The water, electricity and gas in the premise returned by Party B shall be under a condition after ordinary use. When the

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            premise is returned, the Parties shall sign the inspection form and the Parties shall settle with each other payments of the expenses for their own account.

            Section IV. Lease Term and Due Dates

      7. Party A and Party B have agreed that Party A shall deliver the premise to Party B by March 15, 2005. The term of the lease shall begin on March 15, 2005, ending on December 31, 2006. The rent for the period from March 15, 2005 to May 14, 2005 and the management fee for the period from March 15, 2005 to March 31, 2005 shall be exempted and act as in incentive to Party B to execute this Contract.

      8. Where Party B needs to renew the lease of such premise, Party B shall deliver a written request to renew 60 days before the expiry of the term of the lease, and, when agreed by Party A, enter into a new lease contract with Party A under the same terms with priority given to Party B.

      9. If Party B does not need to renew after expiry of the term of the lease, Party B may return the premise to Party A before expiry. The Parties shall complete the formalities for the return of the premise and all items shall be removed from the premise before expiry of the term of the lease. Party B is responsible for the breach of contract. If Party B returns the premise later than the term of the lease, unless Party B is not responsible for the delay, the penalty shall be two times of the monthly rent as stated in this Contract and Party B shall be responsible for trash removal fees.

            Section V. Rent and Payment Terms

      10. Party A and Party B have agreed that, the rent per day per square meter of the floorage of this premise shall be (RMB) 3.5 yuan, excluding property management expense per day per square meter of the floorage of 1 yuan. Party B shall pay directly Party A rent of 307330 yuan each month. Property management expenses shall be paid directly to Wenxin Property Management Co., Ltd. in accordance with the rules of Shanghai Wenhui Xinmin Property Management Co., Ltd.

      11. Before March 14, 2005, Party B shall pay Party A rent of 481485 yuan for the period from May 15, 2005 to June 30, 2005. Starting April, each month's property management expenses shall be paid directly to Wenxin Property Management Co., Ltd. The full portion of next month's rent shall be paid before the 20th day of each month. In the case of overdue payment, after Party A has provided the written payment invoice and payment has not been made within five days, Party B shall pay two times of the rent according to the number of days overdue

            Section VI. Deposit and Other Expenses

      12. Party A and Party B have agreed that, Party B shall pay a deposit on the lease of the premise of (RMB) 400,000 (four hundred thousand yuan). Party A shall issue a receipt certificate to Party B upon the receipt of such deposit.

      13. Upon the termination of the lease relationship, after Party A inspects the premise to the conditions of the transfer in the Contract and all rent and related expenses are paid in full, Party A shall return the balance of the deposit without interest to Party B. If there is damage or irregularity, Party B shall be responsible for restitution according to the assessment and standards of the property management. If, at the end of the lease and the return of the premise has been completed, Party B has not paid in full the expenses for which it is responsible, Party A may apply the deposit toward Party

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            B's outstanding expenses and then return the remaining deposit amount without interest to Party B within ten days. In the case of late return of the balance of the deposit, after Party B has provided the written payment invoice and payment has not been made within five days, Party A shall pay the amount of two times of the deposit plus interest at the rate of the People's Bank of China's one year note for the number of days overdue.

      14. During the term of the lease, expenses related to water, electricity, communications, equipment, security, cleaning and property management expenses shall be according to the rules of Wenxin Property Management.

            Section VII. Requirements in Using the Premise and the Obligations to Repair

      15. Party B must adhere to the fire safety of the building and district in which the premise is located, the regulations and systems of the property management, and the laws and regulations of the country. Also, Party B is responsible for paying the relevant government fees. Party B shall be responsible for cleaning and security.

      16. Party B cannot damage the structural foundation of the premise and shall protect the interior decorations.

      17. During the term of the lease, Party B shall properly use and protect such premise and its equipment and facilities according to the terms of use in the Contract. In the case of damage by a person, Party B shall be responsible for repair or restitution. If Party B faces water leakage in the premise, Party A gives Party B the authority to immediately notify the property management company to begin the repair. If Party A needs to bear the expenses for the repair, Party A must first be informed and the Parties shall together notify the property management company to begin the repair.

      18. During the term of the lease, Party B shall properly use and protect such premise and its auxiliary facilities. Party B shall not use high voltage electrical equipment to prevent the occurrence of circuit damage and malfunction. In the event that accidents caused by unsafe conditions result in damage to or destruction of the premise and its auxiliary facilities, Party B is solely responsible for the loss and cost for the repair. If Party B refuses to repair, Party A may repair on Party B's behalf, with all expenses born by Party B.

      19. During the term of the lease, Party B warrants to keep such premise and its auxiliary facilities under useable and safe conditions. Party B shall regularly examine and conduct maintenance on the premise. Party B shall notify and cooperate with the property management on such examination and maintenance.

      20. Party A agrees to allow Party B to additionally decorate. Party B shall proceed after it has obtained Party A's written consent on the decoration proposal, property management's approval of the fire safety, and, in the event that approval from a relevant authority is required, the approval from such authority. Of the decorations added by Party B and the auxiliary facilities and equipment owned by Party A, ownership will be determined based on terms of a written agreement.

      21. If Party B decorates the premise or adds auxiliary facilities without the written consent of Party A or in addition to the scope consented by Party A, Party A may demand Party B to restore the premise to its original condition.

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            Section VIII. Sub-lease, Assignment and Exchange

      22. During the term of the lease, Party B may sub-lease any part or all of this premise to other parties only with the prior written consent of Party A. However, the same room for residence shall not be divided into portions for sub-lease.

      23. During the term of the lease, Party B shall obtain the prior written consent of Party A if Party B is to assign the lease of such premise to another party or exchange such premise with another premise leased by another party. After such assignment or exchange, the assignee of the lease obligations or the other party of the exchange shall enter into an amendment contract to change the party to this Contract and continue to perform this Contract.

            Section IX. Conditions of Termination of this Contract

      24. During the effective period of this Contract, neither Party A nor B can withdraw from this Contract nor fail to perform a portion or all of the terms of this Contract. If so, the breaching Party shall pay a penalty for losses incurred. The Party who seeks early termination of this Contract must notify the other Party at least two months in advance and the Parties shall enter into negotiations. If the negotiations are not successful, the Party who seeks early termination shall pay to the other Party the amount of one month rent (excluding property management expenses) to terminate this Contract. If Party A seeks to sell the premise, Party A shall ask the buying party if it will first accept the terms of this Contract. Under the same terms of this Contract, Party B has the right of first refusal to continue the lease of the premise. If Party A seeks to divide the premise into portions, Party B must comply with Party A's request; however, Party A shall provide Party B with internal corridors. Party A shall deliver a layout of the divided premise within two weeks of the signing of the Contract (according to the final approval) and included as an Annex to the Contract. In the case that the partitioning work to divide the premise is delayed or is different from the final proposal delivered by Party A, the additional decoration expenses incurred by Party B shall be born by Party A. The partitioning work shall be performed on non-working days to lessen the effect on Party B's operations. If Party A's partitioning work affects Party B's operations, depending on the degree of effect, the Parties shall conduct friendly negotiations with Party A providing Party B economic compensation

      25. Party A and B have agreed that, due to force majeure or upon the occurrence of any of the following events, this Contract shall be terminated and none of the Parties shall be held liable to the other:

            (1) such premise and the land use right covered by such premise shall have been expropriated for public interest;

            (2) such premise shall have been included in the building demolition permitted by law due to the requirements of urban construction;

            (3) such premise shall have been destroyed, disappeared or shall have been verified as a dangerous building;

      26. Party A and B have agreed that, upon the occurrence of any of the following events, this Contract shall be terminated. The balance of rent already paid by Party B shall act as a breach penalty. If the balance of rent is not sufficient to set off Party A's losses, compensation shall be made in the amount of the difference between the losses thus incurred and the amount of the balance of the rent.

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            (1)   Party B shall have altered the usage of the premise without the written consent of Party A, which shall have caused damages to the premise;

            (2) Damages to the main structure of the premise due to Party B's fault;

            (3) Party B shall have, without permission, sub-leased such premise, assigned the lease of the premise or exchanged each other's leased premises with another party;

            Section X. Miscellaneous

      27. Party A warrants the ownership of the premise is clear. If issues arise regarding property right or creditor right and debt, Party A shall be responsible for the legal complaints and will compensate Party B for its losses.

      28. Issues not covered in this Contract may be agreed by the Parties in supplementary provisions. The supplementary provisions and the annexes of this Contract constitute an integral part of this Contract. The supplementary provisions and annexes shall have the same force and effect as this Contract.

      29. Party A and Party B fully understand their respective rights, obligations and responsibilities at the time of execution of this Contract, and are willing to perform this Contract in strict accordance with its provisions. In case of breach of this Contract by either Party, the other Party shall have the right to claim compensation from the breaching Party.

      30. Disputes arising in the course of performance of this Contract by the Parties shall be settled through consultation, failing which, the Parties shall submit to the people's court of the local area for litigation according to law.

      31. There are four counterparts of this Contract. Party A and Party B shall each hold two counterparts, all of which shall have the same force.

Lessor (Party A)               Lessee (Party B)

Zhang Ling                     Shanghai Qianjin Culture Communication Co., Ltd.


Legal Representative:          Legal Representative:

/s/ Zhang Ling

                               Date:

                               Guarantor (Party C)

                               Qianjin Network Information Technology
                               (Shanghai) Co., Ltd.

                               Legal Representative:

                                       6
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                        WARRANTY (HU ZI NO. 0311) ANNEX 1

                                    WARRANTY

      The office premise located at the eighth floor, 755 Weihai Rd, Wenxin Newspaper Plaza, Jing'an District, Shanghai (hereinafter referred to as the "Office Premise"), with floorage of 2926.96 square meters, is owned by our company; however, on December 27, 2004, our company entered into a contract with Zhang Ling regarding the Office Premise. The contract prescribes that starting January 1, 2005, the title and use of such Office Premise (including the right to lease and receive rent) belongs to Zhang Ling under the terms of the contract. According to the contract, after Zhang Ling has paid the remaining balance of the housing payment, the property right will be entirely owned by Zhang Ling.

      If for whatever reason the exchange between our company and Zhang Ling ceases to be effective, our company guarantees that the three-party leasing contract entered into among Shanghai Qianjin Culture Communication Co., Ltd., Qianjin Network Technology Co., Ltd. and Zhang Ling shall be continued by Shanghai Sui Feng Real Estate Development Company with Shanghai Qianjin Culture Communication Co., Ltd., Qianjin Network Technology Co., Ltd. The liability and rights among the three parties shall be unchanged.

                               Shanghai Sui Feng Real Estate Management Company

                               March 11, 2005

                                       7
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                BUILDING LEASE CONTRACT (HU ZI NO. 0311) ANNEX 2

                          [Layout of building premise]

Signature of both parties at beginning of lease transfer:            Time:

Signature of both parties at end of lease transfer:                  Time:

                BUILDING LEASE CONTRACT (HU ZI NO. 0311) ANNEX 3

Conditions of existing decoration, auxiliary facilities,
and equipment                                                       Total 1 page

                                 Condition at beginning   Condition at
       Type            Number          of lease           end of lease    Comment
------------------    ---------  ----------------------   -------------   --------
Electricity meter                        Good

Water meter                              Good

Gas meter                                 /

Telephone                           Lines connected

Air conditioning                         Good

Broadband                         One set of optical
                                     fiber cable

                                         Good

Lighting                              Complete

Cable TV

Condition of decoration:  Simple decoration

Signature of both parties at beginning of lease transfer:             Time:

Signature of both parties at end of lease transfer:                   Time:

                                       9
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                BUILDING LEASE CONTRACT (HU ZI NO. 0311) ANNEX 4

Meter readings of water, electricity and gas use                Total 1 page

       Type           Meter reading at start    Meter reading at end   Comment?
------------------    ----------------------    --------------------   ---------
Electricity meter

Water meter

Gas meter

Attachment:  Copy of last payment receipt for water, electricity and gas

Signature of both parties at beginning of lease transfer:              Time:

Signature of both parties at end of lease transfer:                    Time: